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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Corporate Office Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts."

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 31, 2009

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  Exhibit 23.1